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EXHIBIT 5.1

[Dorsey & Whitney LLP Letterhead]

Endocardial Solutions, Inc.
1350 Energy Lane, Suite 110
St. Paul, Minnesota 55108

Re:   Registration Statement on Form S-3

Ladies and Gentlemen:

    We have acted as counsel to Endocardial Solutions, Inc., a Delaware corporation (the "Company"), in connection with a Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the sale from time to time of up to 2,572,116 shares of common stock of the Company, par value $.01 per share ("Common Stock"), by the Selling Stockholders named in the Registration Statement.

    We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company.

    Based on the foregoing, we are of the opinion that the shares of Common Stock to be sold by the Selling Stockholders pursuant to the Registration Statement have been duly authorized by all requisite corporate action and are validly issued, fully paid and nonassessable.

    Our opinions expressed above are limited to the laws of the State of Minnesota and the General Corporation Law of the State of Delaware.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading "Legal Matters" in the Prospectus constituting part of the Registration Statement.

Dated: June 21, 2001

                      Very truly yours,
                      /s/ Dorsey & Whitney LLP

RAK

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  EXHIBIT 5.1